Exhibit 99.1

Envestnet, Inc. Announces Closing of Convertible Notes Offering

CHICAGO, IL—November 17, 2022 —Envestnet, Inc. (NYSE: ENV) (the “Company”), a leading provider of intelligent systems for wealth management and financial wellness, announced today the closing of its offering of $575 million aggregate principal amount of 2.625% convertible notes due 2027 (the “Notes”), which were sold in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The proceeds include the full exercise of the $75 million option to purchase additional Notes granted by the Company to the initial purchasers.

The Notes are general unsecured obligations of the Company and will be guaranteed on an unsecured basis by Envestnet Asset Management, Inc. (the “Guarantor”), a wholly owned subsidiary of the Company. The Notes and the Guarantee will be subordinated in right of payment to the Company’s and the Guarantor’s obligations, respectively, under the Company’s revolving credit facility.

The Notes will mature on December 1, 2027, unless earlier purchased, redeemed or converted. Interest accrues on the Notes at a rate of 2.625% per year and is payable semiannually, in arrears, on June 1 and December 1 of each year, beginning on June 1, 2023.

The Notes are convertible at the option of the holders, prior to the close of business on the business day immediately preceding June 1, 2027 only under certain circumstances and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The initial conversion rate for the Notes is 13.6304 shares of the Company’s common stock for each $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $73.37 per share of the Company’s common stock). Upon conversion, the Notes may be settled, at the Company’s election, in cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock.

The Company may redeem all or any portion of the Notes for cash, at its option, on or after December 5, 2025, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding the redemption date, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, any of the five trading days immediately preceding the date on which the Company provides notice of redemption.

The Company received net proceeds from the sale of the Notes, after deducting initial purchasers’ discounts and offering expenses, of approximately $558.4 million. The Company used approximately $494.2 million of the net proceeds plus available cash to repurchase for cash $300.0 million aggregate principal amount of the Company’s outstanding 1.75% convertible notes due 2023 for an aggregate of approximately $312.4 million in cash and $200.0 million aggregate principal amount of the Company’s 0.75% convertible notes due 2025 for an aggregate of approximately $181.8 million (plus additional proceeds to pay accrued interest on the repurchased notes). The Company also used approximately $79.4 million of the net proceeds from the offering to pay the cost of entering into the capped call transactions described below. The Company intends to use the remaining net proceeds for general corporate purposes, which may include selective strategic investments through acquisitions, alliances or other transactions.

In connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “base capped call transactions”) with certain of the initial purchasers or affiliates thereof (the “option counterparties”). On November 15, 2022, in connection with the initial purchasers’ exercise of their option to purchase additional Notes, the Company entered into additional capped call transactions with the option counterparties (the “additional capped call transactions” and, together with the base capped call transactions, the “capped call transactions”). Collectively, the capped call transactions cover, initially, the number of shares of the Company’s common stock underlying the Notes, subject to anti-dilution adjustments substantially similar to those applicable to the Notes. The cost of the capped call transactions was approximately $79.4 million.

The capped call transactions generally are expected to reduce potential dilution to the Company’s common stock upon any conversion of the Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price of the capped call transactions. The cap price of the capped call transactions initially will be $110.7400 per share of the Company’s common stock, which represents a premium of 100% over the last reported sale price of $55.37 on the New York Stock Exchange on November 14, 2022, and is subject to certain adjustments under the terms of the capped call transactions. Under certain circumstances, the options underlying the capped call transactions can, at the Company’s option, remain outstanding until December 1, 2027, which is the maturity date for the Notes, even if all or a portion of the Notes are repurchased or redeemed prior to such date.

The Notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the Notes nor the shares of the Company’s common stock into which the Notes are convertible have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy the Notes (or the shares of the Company’s common stock into which the Notes are convertible), nor will there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Cautionary Statement

Various statements in this release relating to Envestnet’s future expectations, plans and prospects, including, without limitation, statements regarding: whether the Company will issue the Notes or consummate the offering; the expected use of proceeds from the offering, which could change as a result of market conditions or for other reasons; expectations regarding the effect of the capped call transactions; expectations regarding actions of the option counterparties and their respective affiliates; and whether the capped call transactions will be effective are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. More information regarding these and other risks, uncertainties and factors that could cause such differences is contained in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”).

You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this release. All information in this release is as of November 14, 2022 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this release or to report the occurrence of unanticipated events.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is transforming the way financial advice and wellness are delivered. Our mission is to empower advisors and financial service providers with innovative technology, solutions and intelligence to make financial wellness a reality for everyone. Nearly 106,000 advisors and approximately 6,900 companies including: 16 of the 20 largest U.S. banks, 47 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of FinTech companies, leverage Envestnet technology and services that help drive better outcomes for enterprises, advisors and their clients.

Investor Relations	or	Media Relations
312-827-3940		mediarelations@envestnet.com
investor.relations@envestnet.com